Selection of Independent Auditors
[ABS, AIR, AMA, AMIF II, ACM IV, ACM V, AFDER, AGSCF,
AGDGF, AHYF, AQF, AREIF, TAP-STUSG, & ACM VIII]
The Chairman stated that the next order of business was the selection of independent auditors to audit the accounts of AIR for the fiscal year ending April 30, 2000, AGSCF, ABS and ACM IV for the fiscal year ending July 31, 2000, AREIF, AGDGF, ACM V, AHYF and TAP-STUSG for the fiscal year ending August 31, 2000, and ACM VIII, AFDER, AQF, AMA, AMIF II for the fiscal year ending September 30, 2000. He indicated that it was proposed that Ernst & Young LLP, current independent auditors for AGSCF, ACM IV, AREIF, AGDGF, ACM V, AGSCF, AHYF, AQF, FMA, AMIF II and ACM VIII, PricewaterhouseCoopers LLP, current independent auditors for AFDER, TAP-STUSG and AMA, be selected for the coming fiscal year. General discussion followed during which certain Directors commented favorably upon the services to the Funds by Ernst & Young LLP and PricewaterhouseCoopers LLP during the past year.
Thereafter, on motion duly made and seconded, the following resolutions were unanimously adopted:


(ABS, ACM IV,
 ACM V, ACM
 VIII, AFDER,
 AGDGF, AGSCF,
 AHYF, AIR,
 AMA, AMIF II,
 AQF, AREIF &
 TAP-STUSG)
RESOLVED, that (a)                   , independent
public accountants, are hereby selected to audit the accounts of the Fund for the fiscal year ending (b)
, 2000.




           a)

   b)
ABS
PricewaterhouseCoopers LLP
July 31
ACM IV
Ernst & Young LLP
July 31
ACM V
Ernst & Young LLP
August 31
ACM VIII
Ernst & Young LLP
September 30
AFDER
PricewaterhouseCoopers LLP
September 30
AGDGF
Ernst & Young LLP
August 31
AGSCF
Ernst & Young LLP
July 31
AHYF
Ernst & Young LLP
August 31
AIR
PricewaterhouseCoopers LLP
April 30
AMA
PricewaterhouseCoopers LLP
September 30
AMIF II
Ernst & Young LLP
September 30
AQF
Ernst & Young LLP
September 30
AREIF
Ernst & Young LLP
August 31
TAP-STUSG
PricewaterhouseCoopers LLP
August 31